Exhibit 99.1
BARR PHARMACEUTICALS, INC.
2007 STOCK AND INCENTIVE AWARD PLAN
     1. PURPOSES. The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest, and (b) to give such persons an interest parallel to the interests of the Company’s stockholders generally.
     2. DEFINITIONS. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this section 2.
     “Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Committee determines the Company has a significant interest, contingent or otherwise.
     “Appreciation-Only Award” means Options and Stock Appreciation Rights the exercise price of which is equal to at least 100% of Fair Market Value on the date of grant of the Options or Stock Appreciation Rights or, in the case of Linked Stock Appreciation Rights, on the date of grant of the Options to which such Linked Stock Appreciation Rights relate.
     “Award” means an award granted under this Plan in one of the forms provided for in paragraph 3(a).
     “Award Agreement” means an agreement entered into between the Company and the applicable Service Provider, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in paragraph 3(f) of the Plan.
     “Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement; provided that such Award Date shall not be earlier than the date of the Committee action.
     “Beneficiary” means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider’s or other rightful holder’s rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder.
     “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
     “Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Service Provider and the Company or a Subsidiary. If there is no employment, consulting, or other written agreement between the Company or a Subsidiary and the Service Provider or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Service Provider’s (i) willful and continued failure substantially to perform his or her material duties with the Company or a Subsidiary, or the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of the Company or Subsidiary, in each case, after notice thereof from the Board or Committee to the Service Provider and (where possible) a reasonable opportunity for the Service Provider to cease such failure, breach or violation in all respects, (ii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Company or Subsidiary, (iii) repeated absences from work such that the Service Provider is unable to perform his or her employment or other duties in all material respects, other than due to physical or mental impairment or illness, (iv) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime that, in the reasonable judgment of the Board or Committee, adversely affects the Company’s or a Subsidiary’s reputation or the Service Provider’s ability to carry out the obligations of his or her employment or Service, (v) loss of any license or registration that is necessary for the Service Provider to perform his or her duties for the Company or Subsidiary, (vi) failure to cooperate with the Company or a Subsidiary in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board or Committee to the Service Provider and a reasonable opportunity for the Service Provider to cure such non-cooperation or, (vii) act or omission in violation or disregard of the Company’s or Subsidiary’s policies, including but not limited to the Company’s or Subsidiary’s harassment and discrimination policies and Standards of Conduct then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Company or a Subsidiary. In addition, the Service Provider’s Service shall be deemed to have terminated for Cause if, after the Service Provider’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Service Provider’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company or a Subsidiary. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company or a Subsidiary shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company or a Subsidiary.
     “Change in Control” means any of the following:
     (i) Any Person (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act), other than (A) the Company, (B) a Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (D) an underwriter engaged in a distribution of Company stock to the public with the Company’s written consent, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities that represent more than thirty percent (30%) of the combined voting power of the Company’s then outstanding Voting Securities. However, if the “Person” in question is an institutional investor whose investment in Voting Securities is purely passive when such Person acquires than thirty percent beneficial owner of Voting Securities, as determined by the Board, in its sole discretion, then such event (i.e., such Person’s acquisition of more than thirty percent beneficial owner of Voting Securities) shall not be deemed to constitute a Change in Control under the Plan for so long as (and only for so long as) such Person’s investment in Voting Securities remains purely passive;
     (ii) The stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive, with respect to such Voting Securities (or, in the case of a transaction in which the Company is the surviving corporation or a transaction involving a Subsidiary, retain), voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction;
     (iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or
     (iv) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
     (v) Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Employee or Service Provider if the Change in Control results from actions or events in which such Employee or Service Provider is a participant in a capacity other than solely as an officer, Employee or member of the Board.
     (vi) For purposes of the foregoing provisions of this definition:
     (A) the term “Related Party” shall mean (I) a Subsidiary, (II) an employee or group of employees of the Company or any Subsidiary, (III) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (IV) a corporation or other form of business entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities; and
     (B) the term “Voting Securities” shall mean any securities of the Company that carry the right to vote generally in the election of directors.
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

     “Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee. The Committee shall at all times consist entirely of directors who are “outside directors” within the meaning of Section 162(m), “independent directors” within the meaning of Section 303A of the New York Stock Exchange’s Listed Corporation Manual, and “non-employee directors” within the meaning of SEC Rule 16b-3, or any successor to such Section or Rule.
     “Common Stock” means common stock of the Company, par value $.01 per share.
     “Company” means Barr Pharmaceuticals, Inc., a Delaware corporation, its successors and assigns.
     “Dollar-Denominated Awards” means Performance Unit Awards and any other Award the amount of which is based on a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock).
     “Employee” means any person who is employed by the Company or a Subsidiary as a common law employee on a full-time or part-time basis, including an officer or director if he is so employed.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Fair Market Value” on a particular date means as follows:
     (i) If the Common Stock is listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low sales price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, except to the extent expressly provided in section 9(e); or
     (ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the mean between the high and low sales price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with regard to securities listed or admitted to trading on such national exchange, except to the extent expressly provided in section 9(e); or
     (iii) If the Common Stock is not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a share of Common Stock on such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock, except to the extent expressly provided in section 9(e); or

     (iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.
     In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Code Section 422, “Fair Market Value” shall be determined by the Committee in a manner consistent with Code Section 422 and shall mean the value as so determined.
     “Incentive Award” means an amount of money or a number of shares of Common Stock that is distributed to a Service Provider pursuant to the Plan, or that the Committee agrees to distribute in the future to a Service Provider pursuant to the Plan, in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date on which the Incentive Award is granted. The amount of the award may be based upon (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) a specified amount of money not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Performance Share Awards, Performance Unit Awards and Restricted Stock Awards are specific types of Incentive Awards.
     “Incentive Stock Option” means an Option, intended to meet the requirements of Code Section 422. Any Option that does not qualify under Code Section 422 shall be treated as a Non-Statutory Stock Option.
     “Non-Statutory Stock Option” means an Option that is not an Incentive Stock Option.
     “Option” means an option granted under this Plan to purchase shares of Common Stock at an Exercise Price determined on the Award Date. Options may be Incentive Stock Options or Non-Statutory Stock Options.
     “Performance-Based Compensation” means compensation that satisfies the requirements applicable to “performance-based compensation” under Section 162(m).
     “Performance Share Award” means a right granted pursuant to section 6 to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee and set forth in the Award Agreement are satisfied.
     “Performance Unit Award” means a right granted pursuant to section 6 to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock) at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are attained.
     “Plan” means the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan set forth in this document, as amended from time to time.
     “Prior Plan” means the Barr Pharmaceuticals, Inc. 2002 Stock and Incentive Award Plan, as amended.

     “Restricted Stock Award” means shares of Common Stock that are issued or transferred to a Service Provider under section 5 below subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply if continued Service and/or other performance objectives or contingencies specified by the Committee are attained. Such other performance objectives may include, without limitation, individual, corporate, divisional or business unit financial or operating performance measures and such other contingencies may include, without limitation, the Service Provider’s depositing with the Company, acquiring or retaining for stipulated time periods specified amounts of Common Stock.
     “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Service Provider under section 5 below, that is (a) valued solely by reference to shares of Common Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Common Stock. The RSUs awarded to the Service Provider will vest according to the time-based or performance-based criteria specified in the Award Agreement.
     “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.
     “Section 16 Person” means a person subject to potential liability under section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.
     “Section 162(m)” shall mean Code Section 162(m), as amended, and the Treasury Regulations thereunder.
     “Service” means the provision of personal services to the Company or an Allied Enterprise in the capacity of (i) an Employee, (ii) a member of the Board, or (iii) an independent contractor.
     “Service Provider” means a person who renders, has rendered or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary or an Allied Enterprise, in the capacity of Employee, independent contractor, agent, advisor, consultant, representative or otherwise, and includes but is not limited to (i) Employees, and (ii) personal service corporations, limited liability companies and similar entities through which such a person renders, has rendered or is expected to render such services, but does not include any member of the Board who is not an Employee.
     “Stock Appreciation Right” means a right granted under section 9 below.
     “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Code Section 424(f).
     3. GRANTS OF AWARDS
          (a) Subject to the provisions of the Plan, the Committee at any time, and from time to time, may grant the following types of awards to any Service Provider:

     (i) Incentive Awards, which may but need not be Performance Share Awards, Performance Unit Awards, Restricted Stock Awards or Restricted Stock Unit Awards,
     (ii) Options,
     (iii) Stock Appreciation Rights, and
     (iv) Any Awards not embraced within (i), (ii) or (iii) above that provide the Service Provider with the right to purchase or otherwise acquire Common Stock or that are valued by reference to the market value of Common Stock (including, but not limited to, phantom securities and dividend equivalents). Any such awards shall be in a form determined by the Committee and shall have such terms and conditions as are determined by the Committee and set forth in the Award Agreement (which may include terms contingent upon a Change in Control), provided that such awards shall not be inconsistent with the terms and purposes of the Plan. Any provision above of this paragraph 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.
          (b) After an Award has been granted,
     (i) the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and
     (ii) with the written consent of the affected Service Provider, may amend any Award after it has been granted to include (or exclude) any provision that could have been included in (or excluded from) such Award when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.
          (c) The Committee may (but need not) grant any Award linked to another Award. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.
          (d) The Committee may rescind the grant of any Award, provided that after an instrument evidencing the grant of such Award has been issued and delivered to the Service Provider the Committee may rescind the grant of such Award only with the written consent of such Service Provider.
          (e) The Committee may grant Awards that qualify as Performance-Based Compensation, as well as Awards that do not qualify as Performance-Based Compensation. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to permit the Committee to grant Awards that qualify as Performance-Based Compensation as well as Awards that do not so qualify, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.
          (f) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and shall be executed by a senior executive officer on behalf of the Company, and by the Service

Provider to whom such Award is granted. With the consent of the Service Provider to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Service Provider, the Board may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.
     4. STOCK SUBJECT TO THIS PLAN; AWARD LIMITS
          (a) Subject to the provisions below of paragraphs 4(c) and 4(d) and section 11,
     (i) the maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards is five million five hundred thousand (5,500,000) shares of Common Stock, plus such number of shares of Common Stock as remain available for awards under the Prior Plan on the date of its termination by the Board. Not more than 3,000,000 of such maximum aggregate number of shares that may be issued or transferred pursuant to Awards may be issued or transferred pursuant to Awards that are not Appreciation-Only Awards, and not more than 2,000,000 of such maximum aggregate number of shares that may be issued or transferred pursuant to Awards may be issued or transferred under Options that are Incentive Stock Options; and
     (ii) the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any Employee or other Service Provider is 400,000 shares of Common Stock; and
     (iii) the maximum number of shares of Common Stock with respect to which any and all Awards other than Appreciation-Only Awards and Dollar-Denominated Awards may be granted in any one calendar year to any Employee or other Service Provider is 400,000 shares of Common Stock; and
     (iv) no Employee or other Service Provider may receive more than $1,000,000 (or the equivalent thereof in shares of Common Stock, based on Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Employee or other Service Provider in any one calendar year.
          If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the per Employee or other Service Provider limitations set forth above in clauses (ii), (iii) and (iv) of this paragraph 4(a). If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in subparagraph 4(a)(i) above.

          (b) To the extent permitted under applicable stock exchange rules, shares that may be issued or transferred pursuant to Awards may be authorized but unissued shares of Common Stock, shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust or other legal entity pursuant to paragraph 15(d) below, as the Committee may from time to time determine.
          (c) Subject to the provisions of paragraphs 5(c) and 9(f), if any shares of Common Stock subject to an Award shall not be issued or transferred to a Service Provider and shall cease to be issuable or transferable to a Service Provider (i) because of the termination, expiration or cancellation, in whole or in part, of such Award, (ii) because the shares that otherwise would have been vested or distributed are withheld and applied to satisfy applicable withholding tax obligations, in accordance with paragraph 15(f) of the Plan, or (iii) if any such shares shall, after issuance or transfer, be reacquired by the Company because of a Service Provider’s failure to comply with the terms and conditions of an Award, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in subparagraph (a)(i) above of this section 4 and may again be made subject to Awards.
          (d) If the purchase price of shares subject to a Non-Statutory Stock Option is paid in shares of Common Stock in accordance with the provisions of clause (iv) of paragraph 8(b) below, the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option shall be added back to the maximum aggregate number of shares that may be issued or transferred pursuant to Awards under subparagraph 4(a)(i) above, so that the maximum aggregate number of shares that may be issued or transferred pursuant to Awards under subparagraph 4(a)(i) above shall have been charged only for the net number of shares that were issued or transferred by the Company pursuant to the Non-Statutory Stock Option exercise. To the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan or the Prior Plan are exercised and the related Option surrendered, the number of shares of Common Stock available for purposes of the Plan shall be reduced by the number of shares, if any, of Common Stock issued or delivered upon exercise of such Stock Appreciation Rights.
     5. INCENTIVE AWARDS, RESTRICTED STOCK AWARDS, AND RESTRICTED STOCK UNIT AWARDS. Except as otherwise provided in paragraph (e) of section 15, Incentive Awards, Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to the following provisions:
     (a) The Committee may grant a Service Provider an Incentive Award, Restricted Stock Award or Restricted Stock Unit Award whether or not the Service Provider is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.
     (b) Shares of Common Stock subject to an Incentive Award may be issued or transferred to a Service Provider at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Service Provider at the time such Award is granted, the Committee may but need not provide for payment to such Service Provider, either in money or shares of Common Stock, from time to time or at the time or times such shares shall be issued or transferred to such Service Provider, of amounts equivalent to the dividends that would have been payable to such Service Provider in respect of such shares of Common Stock (as adjusted under section 11) if such shares had been issued or transferred to such Service Provider at the time such Award was granted.

     (c) In the discretion of the Committee, the Award Agreement with respect to any Incentive Award, Restricted Stock Award or Restricted Stock Unit Award may provide that the Award may be settled in money, on each date on which shares of Common Stock otherwise would have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of any shares of Common Stock that otherwise would have been delivered or become unrestricted; and the number of shares of Common Stock for which such money is paid shall be added back to the maximum aggregate number of shares available for use under the Plan in paragraph 4(a).
     (d) Incentive Awards, Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee may determine and set forth in the Award Agreement; provided, however, that upon the issuance or transfer of shares to a Service Provider pursuant to any such Award, the Service Provider shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Award. All or any portion of an Incentive Award may but need not be made in the form of a Restricted Stock Award or Restricted Stock Unit Award. In the case of a Restricted Stock Award, the Committee may but need not (unless required by applicable law) require the recipient to pay the par value of the shares to be issued or transferred pursuant thereto.
     (e) Each Service Provider’s rights with respect to, and the terms and conditions of, any Incentive Award, Restricted Stock Award, or Restricted Stock Unit Award shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference.
     (f) Restricted Stock granted under the Plan may be evidenced by one or more certificates registered in the name of the Service Provider and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company itself may hold such shares of Restricted Stock in custody until the restrictions thereon lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Service Provider after, and only after, the Restricted Period shall have expired without forfeiture in respect of such shares of Restricted Stock. To the extent the Plan or any Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange
     6. PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS
          (a) Subject to the terms and conditions of the Plan, the Committee may grant any Service Provider a Performance Share Award and/or a Performance Unit Award. The Committee may but need not provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

          (b) Subject to paragraph 7(b) below, the specified performance goal applicable to a Performance Share Award or Performance Unit Award may but need not consist, without limitation, of any one or more of the following: completion of a specified period of Service with the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards, and the other terms and conditions of such awards, need not be the same for each award or each Service Provider to whom an award is granted. A Service Provider may (but need not) be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier- or later-granted Award. Subject to paragraph 7(d) below, the Committee may retain discretion to adjust the determinations of the degree of attainment of the performance objectives applicable to Performance Share Awards and Performance Unit Awards.
          (c) Performance Share Awards that are earned may be settled in the form of shares of Common Stock or money equal to the Fair Market Value of the shares of Common Stock that would otherwise be delivered or a combination of both shares of Common Stock and such money, as the Committee may provide. Performance Unit Awards that are earned may be settled in the form of money or in the form of shares of Common Stock having a Fair Market Value on the settlement date equal to the money that would otherwise be paid. Shares or money may be issued, transferred or paid (as applicable) in settlement of a Performance Share Award or Performance Unit Award that is earned when the Award is earned or at such later time or times as the Committee may provide, and until issued, transferred or paid may accrue amounts equivalent to dividends which may be paid currently as accrued or which may be deferred, deemed reinvested in shares of Common Stock and settled in the form of such shares or money when shares or money are issued, transferred or paid in settlement of the earned Performance Share Award or Performance Unit Award, all as the Committee may provide.
          (d) Subject to paragraph 7(e) below, the Committee may but need not provide that, if the Service Provider’s death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part (as the Committee may specify).
          (e) The Committee may but need not provide for a Service Provider’s Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Service Provider’s Service with the Company, a Subsidiary or an Allied Enterprise terminates for any reason before shares (or money) are issued, transferred or paid (as applicable) in full settlement of such Performance Share Award or Performance Unit Award.
          (f) Except as otherwise provided in the instrument evidencing a Performance Share Award or Performance Unit Award, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a designated Beneficiary.
          (g) Each Service Provider’s rights with respect to, and the terms and conditions of, a Performance Share Award or Performance Unit Award shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference.

     7. PERFORMANCE MEASURES AND OTHER PROVISIONS APPLICABLE TO PERFORMANCE-BASED COMPENSATION AWARDS
          (a) Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will enable such Awards to qualify as Performance-Based Compensation under Section 162(m).
          (b) The performance goal applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be established by the Committee prior to the grant of an Award and based on any one or more of the following performance measures, in each case of the Company, a Subsidiary or a business unit by or within which the Service Provider is primarily employed or a combination thereof, and that are intended to qualify under Section 162(m):
     (i) Net Sales;
     (ii) Net Income or Operating Income;
     (iii) Return on Equity;
     (iv) Return on Capital;
     (v) Earnings per Share;
     (vi) Total Stockholder Return;
     (vii) Earnings Growth;
     (viii) Gross Revenue or Revenue by Pre-Defined Business;
     (ix) Revenue Backlog;
     (x) Ratio of Operating Expenses to Operating Revenues;
     (xi) Stock Price;
     (xii) Economic Value Added (income in excess of cost of capital);
     (xiii) Customer Satisfaction;
     (xiv) Cost Control or Expense Reduction;
     (xv) Cash Flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); or
     (xvi) Number of New Drug Applications or Abbreviated New Drug Applications filed or approved;
     Such Performance Goals also may be based upon attaining specified levels of performance under one or more of the measures described above in absolute terms or relative to the performance of peer-group corporations. Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a consolidated, Company, Subsidiary, business unit, product line or product basis, may but need not be in comparison with peer group performance, and may include or exclude discontinued operations, unusual items, non-recurring items, non-operating items, extraordinary items, the effects of changes in accounting standards, the effects of and expenses attributable to acquisitions and/or divestitures, and income and expenses attributable to this Plan and/or any other stock or incentive plan or plans. The Committee shall select the performance measure or measures on which the performance goal applicable to any such Award shall be based and shall establish the levels of performance at which such Award is to be earned in whole or in part.
          (c) Any provision of the Plan to the contrary notwithstanding, but subject to paragraph 7(e), section 10 and section 11 below, Awards to which paragraph 7(b) above applies shall (i) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2) or its successor) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in paragraph 7(b) above, and (ii) be subject to such other terms and conditions as the Committee may impose.
          (d) The terms of the performance goal applicable to any Award to which paragraph 7(b) above applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal.
          (e) An Award to which paragraph 7(a) above applies may be earned in whole or in part if the Service Provider’s death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to the Award is attained, and irrespective of whether the performance goal applicable to the Award is thereafter attained, but only if and to the extent that (i) the Committee so provides with respect to such Award, and (ii) the Award will nevertheless qualify as Performance-Based Compensation if the performance goal applicable to such Award is attained and the Service Provider’s death or disability or any such other circumstance or event specified by the Committee does not occur.
     8. OPTIONS. Except as otherwise provided in paragraph (e) of section 15, Options shall be subject to the following provisions:
     (a) Subject to the provisions of section 11, the purchase price per share (the “Exercise Price”) shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted). Subject to the foregoing limitations, the Exercise Price may, if the Committee so provides at the time of grant of an Option, be indexed to the increase in an index specified by the Committee.
     (b) The Exercise Price of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) subject to section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) subject to such terms and conditions as may be specified in the Option, in shares of Common Stock that have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. If so provided in the Option and subject to such terms and conditions as are specified in the Option, in lieu of the foregoing methods of payment, any portion of the purchase price of the shares to be issued or transferred may be paid by a promissory note secured by a pledge of the purchased shares in such form and containing such provisions (which may but need not provide for interest and for payment of the note at the election of the Service Provider in money or in shares of Common Stock or other property surrendered to the Company) as the Committee may approve; provided that (A) payment by promissory note may be made only if and to the extent that the Company determines that it is permissible under the Delaware General Corporation Law, as applicable, and section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time, and (B) if the Committee permits any such note to be paid by surrender of shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of such surrender, and (C) if the Committee permits any such note to be paid by surrender of other property, such other property shall be valued at its Fair Market Value on any reasonable basis established or approved by the Committee, and (D) in the case of an Incentive Stock Option, any such note shall bear interest at the minimum rate required to avoid imputation of interest under federal income tax laws applicable at the time of exercise and (E) any such note shall mature in ten years or such lesser period as may be specified by the Committee.
     (c) Options may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this section 8, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine. The Committee at any time may accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.
     (d) Subject to paragraph 15(a) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted; provided that, if on the date an Option would expire, the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option shall be extended to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for an Option to be exercisable after termination of the Service Provider’s Service for any period specified by the Committee but not beyond its fixed expiration date.
     (e) Subject to subparagraph 4(a)(i) above, an Option may, but need not, be an Incentive Stock Option; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount. In a portion of an Incentive Stock Option exceeds the $100,000 limitation, only such excess shall be treated as a Non-Statutory Stock Option.
     (f) Shares purchased pursuant to the exercise of an Option shall be issued or transferred to the person exercising the Option as soon as practicable after the Option is properly exercised. During any period during which the issuance or transfer of shares is deferred, the person who exercised the Option may be paid amounts equivalent to the dividends which would have been paid on the deferred shares had they been issued and outstanding, or in lieu of such amounts such person may be credited on the books of the Company with a number of additional deferred shares of Common Stock determined by dividing the amount of each such dividend equivalent by the Fair Market Value of a share of Common Stock on the relevant dividend payment date, which additional deferred shares may in turn accrue additional dividend equivalents and be issued or transferred when the shares purchased pursuant to the exercise of the Option are issued or transferred to such person or at such other time or times as the Committee may provide. No person exercising an Option shall acquire any rights of a stockholder unless and until the shares purchased pursuant to the exercise of the Option are issued or transferred to him. Any shares issued or transferred in lieu of amounts equivalent to dividends as aforesaid shall be charged against the maximum aggregate number of shares available for grants of Awards under the Plan.
     (g) Each Service Provider’s rights with respect to, and the terms and conditions of, the Option shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.
     (h) The Committee may (but need not) provide, at the time of grant of an Incentive Stock Option or, with respect to a Non-Statutory Stock Option, at or after the time of grant, that the Service Provider to whom such Option is granted shall be granted a Non-Statutory Stock Option (a “Restored Option”) if and when (i) such Service Provider exercises all or part of an Option, including a previously granted Restored Option, (an “Original Option”) by surrendering shares of Common Stock already owned by him or her in full or partial payment of the Exercise Price under such Original Option and/or (ii) shares of Common Stock are surrendered or withheld to satisfy tax obligations incident to the exercise of such Original Option. All Restored Options are subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A Restored Option shall cover a number of shares of Common Stock not greater than the number of shares of Common Stock surrendered in payment of the option price under such Original Option and/or used to satisfy any tax obligation incident to the exercise of such Original Option. Each Restored Option shall have an option price equal to the Fair Market Value of the Common Stock on the date of grant of the Restored Option and shall expire on the stated expiration date of the Original Option. The date of grant of a Restored Option shall be the date on which the exercise of the Original Option or a previously granted Restored Option resulted in the grant of such Restored Option. A Restored Option shall be exercisable at any time and from time to time from or after the date of grant of the Restored Option (or as the Committee in its sole discretion shall otherwise specify in the written instrument evidencing the Restored Option). The written instrument evidencing a Restored Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original Option or Restored Option, as the Committee in its sole discretion may deem desirable.
     (i) The Committee shall not have the authority to reduce the Exercise Price of outstanding Options, whether by cancelling the Options and granting new Options in replacement thereof or otherwise, except as permitted by section 11 below (relating to adjustments for changes in capitalization and similar adjustments).
     (j) No Option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the Company may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the Company.
     (k) An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Secretary on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option Exercise Price in one or more of the forms authorized by the Committee and described in paragraph 8(b) above for the number of shares to be purchased. No Option may be exercised at any time with respect to a fractional share.
     9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:
     (a) Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, “Linked Stock Appreciation Rights”), or may be granted without reference to an Option (“Free-Standing Stock Appreciation Rights”).
     (b) Linked Stock Appreciation Rights may be granted as either an alternative or a supplement to a specified Option (the “related” Option). Each Linked Stock Appreciation Right that is granted as an alternative to an Option shall entitle the holder to receive the amount determined pursuant to paragraph 9(e) below if and when he surrenders a related Option to purchase one share of Common Stock that is then exercisable. Each Linked Stock Appreciation Right that is granted as a supplement to an Option shall entitle the holder to receive the amount determined pursuant to paragraph 9(e) below if and when the holder purchases a share under the related Option.
     (c) Stock Appreciation Rights may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Rights are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this section 9, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine. The Committee may accelerate at any time the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

     (d) No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date on which it was granted, and no Linked Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. If the Committee grants a Stock Appreciation Right for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to its expiration, extend its term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider’s Service for any period specified by the Committee but not beyond the date on which they expire pursuant to the first sentence of this paragraph 9(d).
     (e) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive shares of Common Stock that have a Fair Market Value at the time of exercise of such Rights equal to the amount by which the Fair Market Value of a share of Common Stock at the time of such exercise exceeds the Exercise Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that: (i) for this purpose, the Fair Market Value of a share of Common Stock shall equal the actual price of a share of Common Stock on the on the New York Stock Exchange at the time of such exercise, (ii) in no event shall a fractional share be issued, and (iii) if and only to the extent that the Committee so provides in the Award Agreement evidencing such Rights, and subject to such terms and conditions (if any) as the Committee may in its sole discretion impose, the holder may be paid money in lieu of all or any part of the shares that the holder would otherwise be entitled to receive upon exercise of such Rights, with the amount of such money being equal to the Fair Market Value of the shares that the holder would otherwise be entitled to receive. In the case of Linked Stock Appreciation Rights, the Exercise Price shall be the price at which shares may be purchased under the related Option, unless the Committee specified a different price when the Rights were granted (which shall not be less than the lowest price at which the related Option could have been granted under section 8 above). In the case of Free-Standing Stock Appreciation Rights, the Exercise Price shall be the Fair Market Value of a share of Common Stock on the date the Rights were granted. The Committee may award Rights that are designed to comply with Code Section 409A and that specify, at the time of grant:
     (i) A different Exercise Price than the Fair Market Value of a share of Common Stock on the date the Rights were granted, which if lower than the Fair Market Value of a share of Common Stock on the date the Rights were granted, shall not be less than the par value of Common Stock; and
     (ii) That upon exercise of Stock Appreciation Rights at any time during a period commencing on the third business day following the date of release for publication of any annual or quarterly summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date (a “Window Period”), or during the thirty-day period following a Change in Control (a “Change in Control Period”), including, without limitation, upon exercise of Stock Appreciation Rights which expire before the end of the Window Period or Change in Control Period in which they are exercised, the amount of money or shares which a Section 16 Person shall be entitled to receive shall equal the amount by which the highest Fair Market Value of Common Stock during such Window Period or such Change in Control Period exceeds the Exercise Price of the Stock Appreciation Rights multiplied by the number of Stock Appreciation Rights exercised but, in the case of Stock Appreciation Rights that relate to an Incentive Stock Option, not in excess of the maximum amount that may be paid under Code Section 422 without disqualifying such Option as an Incentive Stock Option.

     (f) The limitations set forth in subparagraph 4(a)(i) above, other than the limitation applicable to Incentive Stock Options, shall be charged only for the number of shares that are actually issued or transferred in settlement of Stock Appreciation Rights. In the case of an exercise of a Linked Stock Appreciation Right that is alternative to a Non-Statutory Stock Option, if the number of shares of Common Stock previously charged against such maximum aggregate number of shares available for issuance or transfer under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender, the excess may be added back to the maximum aggregate number of shares available for issuance or transfer under the Plan.
     (g) Subject to paragraph 15(a) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the Stock Appreciation Rights by will or the laws of descent and distribution.
     (h) Each Service Provider’s rights with respect to, and the terms and conditions of, a Stock Appreciation Right shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference.
     10. CERTAIN CHANGE IN CONTROL, TERMINATION OF SERVICE, DEATH AND DISABILITY PROVISIONS. Notwithstanding any provision of the Plan to the contrary, unless the Award Agreement explicitly provides otherwise, any Award that is outstanding but not yet fully exercisable, vested, earned or payable at the time of a Change in Control shall become fully exercisable, vested, earned and payable at that time. Any Option or Stock Appreciation Right affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this section 10, the Committee may at any time, and subject to such terms and conditions as it may impose:
     (a) authorize the holder of an Option or Stock Appreciation Right to exercise the Option or Stock Appreciation Right following the termination of the Service Provider’s Service with the Company or a Subsidiary or an Allied Enterprise, or following the Service Provider’s death or disability, whether or not the Option or Stock Appreciation Right would otherwise be exercisable following such event, provided that in no event may an Option or Right be exercised after the expiration of its term;
     (b) grant Awards that become exercisable only in the event of a Change in Control;
     (c) provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;
     (d) authorize any Award to become non-forfeitable, fully earned and payable following (i) the termination of the Service Provider’s Service with the Company or a Subsidiary or an Allied Enterprise, or (ii) the Service Provider’s death or disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable following such event;
     (e) provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control, either at the election of the Service Provider or at the election of the Committee.

     11. ADJUSTMENT PROVISIONS. In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the maximum aggregate number and class of shares or other securities or property that may be issued or transferred in accordance with subparagraph 4(a)(i) above pursuant to (i) Awards, (ii) Awards that are not Appreciation-Only Awards, and (iii) Incentive Stock Options, that are thereafter granted, (b) the maximum number and class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar-Denominated Awards, may be granted during any calendar year to any Employee or other Service Provider pursuant to subparagraph 4(a)(ii) or 4(a)(iii) above, (c) the number and class of shares or other securities or property that may be issued or transferred under outstanding Awards, (d) the purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Awards that are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, in each case shall be equitably adjusted.
     (a) With respect to Options, after a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, or after a merger in which the Company is not the surviving corporation, then, unless the Option has been terminated pursuant to the terms below of this paragraph (a), the Service Provider shall, at no additional cost, be entitled, upon any exercise of the Option, to receive (subject to any required action by stockholders) in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other securities to which the Service Provider would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the Service Provider had been the holder of record of a number of shares of stock of the Company equal to the number of shares as to which such Option shall be so exercised. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share that might otherwise become subject to the Option.
     (b) In the event that the Company is dissolved or liquidated, or is merged or consolidated with another corporation and is not the surviving corporation (each of the foregoing being referred to hereafter as a “Transaction”), the Committee shall take one of the following actions, the choice of which being in its sole discretion: (A) cause the surviving entity (if applicable) or an affiliate thereof to adopt or assume all Award Agreements and continue them in effect under such terms as were in effect as of the date of the Transaction (substituting, however, employment by the surviving entity or an affiliate thereof for employment by the Company); (B) cause the surviving entity (if applicable) or an affiliate thereof to grant new stock options (the “Substitute Options”) in substitution for the unexercised portion of any Option as of the date of the Transaction; provided, however, that such Substitute Options shall have an intrinsic value (i.e., aggregate fair market value of the shares subject to such options over the aggregate exercise price of such shares), as of the date of such Transaction, equal to the intrinsic value of such unexercised portion of the Option as of such date, and shall be exercisable and become exercisable, and shall be surrenderable and expire on, the same dates and terms as the unexercised portion of the Option (substituting, however, employment by the surviving entity or an affiliate thereof for employment by the Company); (C) terminate the unexercised portion of any Option at the time of the Transaction and provide for the payment upon termination of the unexercised portion of the Option of an amount in cash or securities or a combination of cash and securities equal to the excess, if any, of the aggregate Fair Market Value of the Common Stock subject to such portion of the Option at the time of such termination (unless the Service Provider’s Service has terminated prior to the Transaction, in which case the aggregate Fair Market Value of the Common Stock subject to the portion of the Option that is exercisable at the time of the Transaction pursuant to the provisions of the Award Agreement, over the aggregate exercise price of such Common Stock; or (D) terminate the unexercised portion of any Option at the time of the Transaction if (and only if) the Company provides the Service Provider (or other rightful holder of the Option) with written notice not less than 30 days in advance of the Transaction that the Option will terminate upon the Transaction and that the Service Provider (or other rightful holder of the Option) will have the right at any time during such 30 day (or longer) period to exercise the Option, effective immediately prior to the Transaction and contingent upon consummation thereof, to the full extent not theretofore exercised, regardless of the vesting provisions, unless the Service Provider’s Service has terminated prior to the Transaction, in which case only to the extent that the Option is exercisable at the time of exercise pursuant to the provisions of the Award Agreement. Notwithstanding the foregoing provisions, in the event that the effect of the foregoing provisions becomes a material impediment, either from a financial point of view or otherwise, to the consummation of a Transaction, the Committee may take such other action as it deems equitable and appropriate to provide the Service Provider or other rightful holder of any Award with a benefit equivalent to that which he would have been entitled under the Option had such event not occurred.
     (c) The foregoing provisions of this Section 11 shall be subject to and applied in accordance with any applicable provisions of Code Sections 422 and 424.
     12. EFFECTIVE DATE AND DURATION OF PLAN. The Plan shall be effective as of March 7, 2007 (the “Effective Date”), the date of its adoption by the Board, provided that the stockholders of the Company thereafter approve it at a duly held stockholders’ meeting in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by stockholders, the Plan (and any Award granted thereunder) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until the earliest of the date on which (i) all shares authorized to be issued or transferred hereunder have been issued or transferred, (ii) the Plan is sooner terminated by the Board of Directors or (iii) the tenth anniversary of the Effective Date, and shall continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the Company’s stockholders, whichever is earlier, unless within such ten year period stockholders approve an increase in the number of shares available for grants under the Plan, in which case more than ten (10) years from the last date on which the stockholders so approve any such increase.
     13. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board consisting of two or more directors appointed from time to time by the Board.
     (a) Notwithstanding the foregoing, (i) the Board may, in its discretion, delegate to another committee of the Board, and (ii) to the extent permissible under Section 141(c) and Section 157(c) of the Delaware General Corporation Law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee with respect to awards to Service Providers who are not subject to Section 16 of the

Exchange Act at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee, or the Board or the Committee has delegated to one or more officers of the Company, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers.
     (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer and construe the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority and discretion to (i) determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares of Common Stock and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the Exercise Price, in the case of an Option or Stock Appreciation Right, and whether specific awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) make any adjustments pursuant to Section 11 of the Plan, and (vii) determine whether or not a specific Award is intended to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Section 162(m). The interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, Allied Enterprises, all Employees and Service Providers, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.
     (c) Members of the Board and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under this section, will be indemnified and held harmless by the Company and its Subsidiaries from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company and its Subsidiaries from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company or its Subsidiaries may have to indemnify him or her or hold him or her harmless.

     14. CERTIFICATES FOR AWARDS OF STOCK
          (a) The Committee may determine, in its sole discretion and subject to section 5(f), to issued a certificate for shares of Common Stock to each Service Provider entitled to receive shares under the Plan. Such certificate shall be registered in the name of the Service Provider and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares, and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Service Provider shall be reflected by crediting (by means of a book entry) the applicable number of shares of Common Stock to an account maintained by the Company in the name of such Service Provider, which account may be an account maintained by the Company for such Service Provider under any dividend reinvestment program offered by the Company.
          (b) The Company shall not be required to issue or deliver any certificates for shares of Common Stock, or to effect the issuance of any non-certificated shares as provided in paragraph (a), prior to (i) the listing of such shares on any stock exchange or quotation system on which the Common Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may postpone the issuance or delivery of any certificates for shares of Common Stock, or the issuance of any non-certificated shares for such time as the Company, in its sole discretions, may deem necessary or desirable to enable it to comply with any requirements of the Securities Act of 1933.
     15. GENERAL PROVISIONS.
          (a) Any provision of the Plan to the contrary notwithstanding, any Award, including without limitation any Option or Stock Appreciation Right, shall not be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary designated by the Service Provider or other rightful holder of such Award. Notwithstanding the foregoing and any other provision of the Plan to the contrary, a Service Provider may transfer any Award granted to him under this Plan, other than an Incentive Stock Option or any other Award that is linked to an Incentive Stock Option, to his family members (as defined in General Instruction A(1)(a)(5) to SEC Form S-8 or its successor), including without limitation one or more trusts, partnerships, limited liability companies and other entities which qualify as such family members, if (and only if) (i) the instrument evidencing such Award expressly so provides (or is amended to so provide), (ii) the Committee consents in writing to such transfer and, if such consent is conditional, any conditions to such consent are satisfied, and (iii) such transfer is not a transfer for value within the meaning of General Instruction A(1)(a)(5) to SEC Form S-8 (or a successor), or is a transfer for value that the Committee determines is for estate planning purposes and expressly approves in writing. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (provided that in no event shall such transferred Award be further transferable by either the Service Provider or the transferee inter vivos without the express written consent of the Committee).
          (b) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary or an Allied Enterprise, or shall affect the right of the Company or a Subsidiary or any Allied Enterprise to terminate the employment or other service of any person at any time with or without cause. An Award under this Plan does not form part of the Employee’s or Service Provider’s contract of employment and does not entitle the Employee or Service Provider to any benefit other than that granted under this Plan. Any Awards or other benefits granted under this Plan are not part of the Employee’s or Service Provider’s ordinary salary, and shall not be considered as part of such salary for pension purposes or in the event of severance, redundancy or resignation. If the Employee’s or Service Provider’s employment is terminated for whatever reason, whether lawfully or unlawfully, the Employee or Service Provider agrees that he or she shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate him or her for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. The Employee/Service Provider understands and accepts that the Awards and benefits granted under the Plan are entirely at the discretion of the Company and its subsidiaries. The Company and its subsidiaries retain the right to amend or terminate the Plan at any time, at their sole discretion and without notice.
          (c) No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the Company, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.
          (d) No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust or other legal entity pursuant to the next sentence of this paragraph 15(d), (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Awards then outstanding, to be issued or transferred to, or acquired by, a trust (which may but need not be a grantor trust) or other legal entity for the purpose of satisfying the Company’s obligations under such Awards, and, unless prohibited by applicable law, such shares held in trust or in such other legal entity shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Awards to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.
          (e) In the event the laws of a foreign country, in which the Company or a Subsidiary or any Allied Enterprise has Service Providers, prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country (including, without limitation, laws establishing options analogous to Incentive Stock Options), the Board of Directors, may restate, in whole or in part, this Plan and may include in such restatement additional provisions for the purpose of qualifying the restated plan and stock incentives granted thereunder under such laws; provided, however, that (i) the terms and conditions of a stock incentive granted under such restated plan may not be more favorable to the recipient than would be permitted if such stock incentive had been granted under the Plan as herein set forth, (ii) all shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of section 4, and (iii) the provisions of the restated plan may give the Board less but not more discretion to amend or terminate such restated plan than is provided with respect to this Plan by the provisions of section 15 hereof.
          (f) The Company and its Subsidiaries and any Allied Enterprises may make such provisions as they may deem appropriate for the withholding of any taxes that they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Award, up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.
          (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.
          (h) Except to the extent that the Committee determines otherwise, transactions by and with respect to Section 16 Persons under the Plan shall be administered in a manner that complies with an exemption under SEC Rule 16b-3.
          (i) The Company’s obligation to issue or transfer shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance, transfer or payment would not impair the Company’s capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party before the date of grant of such Award.
          (j) By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board and the Committee.
          (k) The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. The exclusive jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or an Award Agreement shall be exclusively in the courts in the State of New Jersey, including the Federal Courts located therein (should Federal jurisdiction exist).
          (l) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
     16. RESTRICTIVE COVENANTS. An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Service Provider breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Service Provider will forfeit:
     (a) any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

     (b) the profit the Service Provider has realized on the exercise of any Options, which is the difference between the Options’ Option Price and the Fair Market Value of any Option the Service Provider exercised after terminating Service and within the six month period immediately preceding the Service Provider’s termination of Service (the Service Provider may be required to repay such difference to the Company).
     17. AMENDMENT AND TERMINATION. Subject to any applicable stockholder approval requirements of Delaware or federal law, the New York Stock Exchange or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may hereafter be enacted, provided that, without stockholder approval, no amendment shall increase the aggregate number of shares which may be issued under Incentive Stock Options under the Plan within the meaning of Proposed Treasury Regulation section 1.422A-2(b)(iv) or its successor, or shall permit the exercise price of outstanding Options to be reduced, whether by cancelling the Options and granting new Options in replacement thereof or otherwise, except as permitted by section 11 hereof. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.
     The Board of Directors shall not have the power to amend, modify, exchange or substitute Options if such amendment, modification, exchange or substitution would violate Code Section 409A (it is not an extension of a stock right if the expiration of the Option is tolled while the Option is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate applicable securities laws).
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